PROMISSORY NOTE

$________________	_______________, 2017

FOR VALUE RECEIVED, the undersigned, HOUSTON AMERICAN ENERGY CORP., a Delaware corporation (the “Borrower”), promises to pay to the order of _________________________________ (the payee, its successors and assigns are hereinafter called the “Lender”), at _________________________________________________________ or at such other place as may be designated in writing by the Lender, the principal sum of $________________, together with interest thereon.

Unless otherwise defined in this Note, all terms defined or referenced in that certain Bridge Loan Agreement of even date herewith (the “Loan Agreement”), among the Borrower and the Lender, will have the same meanings in this Note as in the Loan Agreement.

This Note is executed and delivered in connection with the Loan Agreement. All advances made or to be made under this Note will be made subject to the terms and conditions stated in the Loan Agreement.

The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights hereunder or under any instrument securing payment of this Note, the Borrower will pay the Lender’s reasonable attorneys’ fees, all court costs and all other expenses incurred by the Lender in connection therewith.

This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Houston, Texas. Payment of this Note is subject to the terms and conditions of the Loan Agreement. This Note is to be construed according to the internal laws of the State of Texas. All actions with respect to this Note, the Loan Agreement or any other instrument securing payment of this Note may be instituted in the courts of the State of Texas sitting in Harris County, Texas, or the United States District Court sitting in Houston, Texas, as the Lender may elect, and by execution and delivery of this Note, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

(SIGNATURE PAGE TO FOLLOW)

Bridge Loan Note (2017)	Page 1 of 2

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

HOUSTON AMERICAN ENERGY CORP.
a Delaware corporation

By:
Name:	John P. Boylan
Title:	President

(the “Borrower”)

Bridge Loan Note (2017)	Page 2 of 2